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                                                                    Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated May 25, 2005 relating to the February 28, 2005 and February 29, 2004 consolidated financial statements of Commonwealth Capital Corp. and Subsidiaries, which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania
February 10, 2006

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated September 26, 2005 relating to the February 28, 2005 financial statement of Commonwealth Income & Growth Fund, Inc., which appears in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
February 10, 2006

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated February 1, 2006 relating to the January 31, 2006 financial statement of Commonwealth Income & Growth Fund VI, which appears in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
February 10, 2006